UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 6, 2025

WOLFSPEED, INC.
(Exact name of registrant as specified in its charter)

North Carolina	001-40863	56-1572719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Silicon Drive
Durham	North Carolina	27703
(Address of principal executive offices)		(Zip Code)

(919) 407-5300
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.00125 par value	WOLF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01	Regulation FD Disclosure.

On January 29, 2025, Wolfspeed, Inc. (the “Company”) outlined three priorities. First, the Company will seek to improve the financial performance of the Company and accelerate its path to generate positive free cash flow. Second, the Company plans to take aggressive steps to strengthen its balance sheet. And third, the Company plans to continue its efforts to raise cost-effective capital required to support its long-term growth plan. The Company is providing an update on these and other efforts in this report.

•Reducing Cost and Lowering CapEx:
◦Reducing headcount by approximately 180 employees, primarily in materials operations, at both the Durham and Siler City locations
◦Targeting estimated FY2026 capital expenditures of approximately $150 million to $200 million
◦Targeting estimated FY2027 capital expenditures of approximately $30 million to $50 million
•Improving Operating Financial Performance:
◦Upon completion of the operational simplifications, additional restructuring actions, including the closure of North Carolina Fab and other cost reduction initiatives, the Company is targeting:
▪Adjusted EBITDA break-even point at $800 million revenue on an annualized basis
▪Positive unlevered operating cash flow in FY2026 of approximately $200 million, based on targeted FY2026 revenue growth
◦Upon a successful completion of its debt refinancing efforts and operational restructuring actions, the Company is targeting to have positive levered free cash flow during FY2027 and sufficient cash and liquidity to execute on its revised operating plan, excluding any federal grant funding and additional funds from the secured lending facility announced on October 15, 2024

The Company is also reconfirming the business outlook for the third quarter of FY2025 discussed in its January 29, 2025 press release and continues to work on potentially securing federal grant funding and accelerating payment of 48D cash tax refunds.

The information in this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that Section. Furthermore, the information in this Item 7.01 shall not be deemed incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

Item 8.01	Other Events.

On March 6, 2025, the Company announced that it is reducing its headcount by approximately 180 employees, primarily in material operations, at both the Durham and Siler City locations. In addition, in the third quarter of FY2025, the Company expects to take a one-time charge relating to a litigation settlement. Finally, the Company announced that it has received its conditional Certificate of Occupancy for the Siler City Materials Facility.

Forward Looking Statements:

This Current Report on Form 8-K (this “Current Report”) contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause Wolfspeed’s actual results to differ materially from those indicated in the forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about Wolfspeed’s strategic plans and priorities, its ability to achieve its targets for the third quarter of FY2025 and periods beyond, its financial and operational performance and its ability to reduce costs, optimize its capital structure, access funding and achieve profitability. Actual results could differ materially due to a number of factors, including but not limited to, ongoing uncertainty in global economic and geopolitical conditions, such as the ongoing military conflict between Russia and Ukraine and the ongoing conflicts in the Middle East; changes in progress on infrastructure development or changes in customer or industrial demand that could negatively affect product demand, including as a result of an economic slowdown or recession; collectability of receivables and other related matters if consumers and businesses defer purchases or payments, or default on payments; risks associated with expansion plans, including design and construction delays, cost overruns; the timing and amount of government incentives actually received, including, among other things, any direct grants and tax credits; issues in installing and qualifying new equipment and ramping production; poor production process yields and quality control, and potential increases to the Company’s restructuring costs; the Company’s ability to obtain additional funding, including, among other things, from government funding, public or private equity offerings, or debt financings, on favorable terms and on a timely basis, if at all; the Company’s ability to take certain actions with respect to its capital and debt structure, including issuing the full amount of senior notes under its agreements with lenders and restructuring or refinancing its convertible notes; the risk that Wolfspeed does not meet its production commitments to those customers who provide it with capacity reservation deposits or similar payments; the risk that Wolfspeed may experience production difficulties that preclude it from shipping sufficient quantities to meet customer orders or that result in higher production costs, lower yields and lower margins; the Company’s ability to lower costs; the risk that its results will suffer if Wolfspeed is unable to balance fluctuations in customer demand and capacity, including bringing on additional capacity on a timely basis to meet customer demand or scaling back its manufacturing expenses or overhead costs quickly enough to correspond to lower than expected demand; the risk that longer manufacturing lead times may cause customers to fulfill their orders with a competitor's products instead; product mix; risks associated with the ramp-up of production of new products, and entry into new business channels different from those in which the Company has historically operated; the Company’s ability to convert customer design-ins to design-wins and sales of significant volume, and, if customer design-in activity does result in such sales, when such sales will ultimately occur and what the amount of such sales will be; the risk that the markets for the Company’s products will not develop as it expects, including the adoption of its products by electric vehicle manufacturers and the overall adoption of electric vehicles; the risk that the economic and political uncertainty caused by the tariffs imposed by the United States on Chinese goods, and corresponding Chinese tariffs and currency devaluation in response, may continue to negatively impact demand for the Company’s products; the risk that Wolfspeed or its channel partners are not able to develop and expand customer bases and accurately anticipate demand from end customers, including production and product mix, which can result in increased inventory and reduced orders as the Company experiences wide fluctuations in supply and demand; risks related to international sales and purchases; risks resulting from the concentration of business among few customers, including the risk that customers may reduce or cancel orders or fail to honor purchase commitments; the risk that the Company’s investments may experience periods of significant market value and interest rate volatility causing it to recognize fair value losses on its investment; the risk posed by managing an increasingly complex supply chain (including managing the impacts of supply constraints in the semiconductor industry and meeting purchase commitments under take-or-pay arrangements with certain suppliers) that has the ability to supply a sufficient quantity of raw materials, subsystems and finished products with the required specifications and quality; risks relating to outbreaks of infectious diseases or similar public health events, including the risk of disruptions to the Company’s operations, supply chain, including its contract manufacturers, or customer demand; the risk the Company may be required to record a significant charge to earnings if its remaining goodwill or amortizable assets become impaired; risks relating to confidential information theft or misuse, including through cyber attacks or cyber intrusion; the Company’s ability to complete development and commercialization of products under development; the rapid development of new technology and competing products that may impair demand or render its products obsolete; the potential lack of customer acceptance for the Company’s products; risks associated with ongoing litigation; the risk that customers do not maintain their favorable perception of the Company’s brand and products, resulting in lower demand for its products; the risk that the Company’s products fail to perform or fail to meet customer requirements or expectations, resulting in significant additional costs; risks associated with strategic transactions; the risk that the Company is not able to successfully execute or achieve the potential benefits of its efforts to enhance its value; and other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including its report on Form 10-K for the fiscal year ended June 30, 2024, and subsequent reports filed with the SEC. These forward-looking statements represent the Company’s judgment as of the date of this Current Report. Except as required under the United States federal securities laws and the rules and regulations of the SEC, Wolfspeed disclaims any intent or obligation to update any forward-looking statements after the date of this Current Report, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

Wolfspeed® is a registered trademark of Wolfspeed, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WOLFSPEED, INC.

By:	/s/ Melissa Garrett
Melissa Garrett
Senior Vice President and General Counsel

Date: March 7, 2025